UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 4, 2013

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA
(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2013, Premiere Global Services, Inc., or PGi, announced the acquisition of ACT Teleconferencing, Inc., or ACT, a global provider of integrated conferencing solutions, pursuant to an agreement and plan of merger by and among PGi, certain of PGi’s subsidiaries, ACT and certain of ACT’s shareholders. We funded the aggregate purchase price of $53 million in cash, subject to net monetary asset adjustments as provided in the merger agreement, through our recently amended credit agreement and cash and equivalents on hand. The resulting purchase price is approximately $44 million, net of excess working capital. The foregoing description of the merger agreement is qualified in its entirety by its full text, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement and Plan of Merger by and among American Teleconferencing Services, Ltd., Premiere Global Services, Inc., Alpine Acquisition Corp., ACT Teleconferencing, Inc. and the Selling Shareholders party thereto, dated as of September 4, 2013.

99.1	Press Release dated September 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: September 4, 2013	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Agreement and Plan of Merger by and among American Teleconferencing Services, Ltd., Premiere Global Services, Inc., Alpine Acquisition Corp., ACT Teleconferencing, Inc. and the Selling Shareholders party thereto, dated as of September 4, 2013.

99.1	Press Release dated September 4, 2013.